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                                             EXHIBIT 11.1
                                    ESPEY MFG. & ELECTRONICS CORP.
                                Computation of per Share Net Income as
                                   Disclosed in Item 13 of Form 10-K

                                       Five years ended June 30,

                                  2009           2008           2007           2006           2005
                              ------------   ------------   ------------   ------------   ------------
Computation of net income
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding      2,107,643      2,079,734      2,048,626      2,012,761      2,021,234
                              ============   ============   ============   ============   ============

Net income ................   $  2,733,240   $  3,421,869   $  2,544,720   $  1,558,016   $    978,920
                              ============   ============   ============   ============   ============

Per share-basic ...........   $       1.30   $       1.65   $       1.24   $        .77   $        .48
                              ============   ============   ============   ============   ============

         DILUTED
         Weighted average
         number of primary
         shares outstanding      2,113,798      2,103,836      2,077,664      2,049,455      2,043,208
                              ============   ============   ============   ============   ============

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method ...........          6,155         24,102         29,038         36,694         21,974
                              ============   ============   ============   ============   ============

Net income ................   $  2,733,240   $  3,421,869   $  2,544,720   $  1,558,016   $    978,920
                              ============   ============   ============   ============   ============

Per share-diluted .........   $       1.29   $       1.63   $       1.23   $        .76   $        .48
                              ============   ============   ============   ============   ============

                                                  30
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